Exhibit 10.2

FIRST AMENDMENT

TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of March 12, 2014 and is entered into by and among SIRVA WORLDWIDE, INC., a Delaware corporation (the “Borrower”), SIRVA, INC., a Delaware corporation (“Holdings”) and GOLDMAN SACHS BANK USA (“Goldman Sachs”), as Administrative Agent (the “Administrative Agent”), acting with the consent of the Required Lenders and, for purposes of Section IV hereof, the GUARANTORS listed on the signature papers hereto, and is made with reference to that certain CREDIT AGREEMENT dated as of March 27, 2013 (as amended, supplemented or otherwise modified through the date hereof, the “Credit Agreement”) by and among the Borrower, Holdings, the Lenders party thereto and Goldman Sachs, as Administrative Agent and Collateral Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement after giving effect to this Amendment.

RECITALS

WHEREAS, pursuant to Section 3.4(b)(iv) of the Credit Agreement, the Borrower is required to prepay the Loans with 50% of the Net Cash Proceeds of any public equity issuance registered with the SEC (unless the Consolidated Leverage Ratio after giving effect to such issuance would not be greater than 2.50:1.00);

WHEREAS, to facilitate a contemplated public equity issuance and the use of proceeds thereof for purposes other than a repayment of Loans, the Borrower has requested that the Lenders amend the Credit Agreement to remove Section 3.4(b)(iv) thereof and amend certain other provisions of the Credit Agreement;

WHEREAS, subject to certain conditions, the Required Lenders executing this Amendment are willing to do so;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I. AMENDMENTS TO CREDIT AGREEMENT

1.1 Amendments to Section 1.1

a.	The Definition of “Net Cash Proceeds” in Section 1.1 of the Credit Agreement is hereby amended by replacing in clause (ii) the words “any Public Equity Issuance or other issuance of” with “issuance or”.

b.	The definition of “Public Equity Issuance” in Section 1.1 of the Credit Agreement is hereby deleted in its entirety.

c.	The definition of “Required Prepayment Date” in Section 1.1 of the Credit Agreement is hereby deleted in its entirety.

d.	The definition of “Waivable Mandatory Equity Proceeds Prepayment” in Section 1.1 of the Credit Agreement is hereby deleted in its entirety.

1.2 Amendments to Section 3.4: Optional and Mandatory Prepayments.

a.	Section 3.4(b) of the Credit Agreement is hereby amended by deleting clause (iv) therein in its entirety; adding “or” at the end of clause (ii); and replacing “, or” with “,” at the end of clause (iii).

b.	Section 3.4(b) of the Credit Agreement is hereby amended by deleting clause (z) therein in its entirety; adding “and” at the end of clause (x); and replacing “, and” with “,” at the end of clause (y)

c.	Section 3.4(b) of the Credit Agreement is hereby amended by replacing words “in the case of clauses (y) and (z),” in the second line of the last paragraph with words “in the case of clause (y),”

d.	Section 3.4(g) of the Credit Agreement is hereby amended by replacing the words “(other than subsection 3.4(b)(iii), 3.4(b)(iv), 3.4(c) or 3.4(f))” with the words “(other than subsection 3.4(b)(iii), 3.4(c) or 3.4(f)),”

e.	Section 3.4(h) of the Credit Agreement is hereby deleted in its entirety and replacing it with the phrase “[RESERVED]”.

SECTION II. CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective as of the date hereof only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “First Amendment Effective Date”):

a. Execution. Administrative Agent (or its counsel) shall have received (i) a counterpart signature page of this Amendment duly executed by each of the Loan Parties (ii) consent and authorization from the Required Lenders to execute this Amendment on their behalf.

b. Expenses. The Administrative Agent shall have received, to the extent invoiced, all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or any other Loan Document.

c. Other Documents. The Administrative Agent and Lenders shall have received such other documents, information or agreements regarding Loan Parties as the Administrative Agent or Collateral Agent may reasonably request.

SECTION III. REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each Loan Party which is a party hereto represents and warrants to each Lender that the following statements are true and correct in all material respects:

a. Corporate Power and Authority. Holdings and each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Amendment and each such Person has taken all necessary corporate action to authorize the execution, delivery and performance of the Amendment, on the terms and conditions of this Amendment.

b. No Legal Bar. The execution, delivery and performance of the Amendment by Holdings and any Loan Party (a) will not violate any Requirement of Law, or Contractual Obligation or the certificate or articles of incorporation or formation and by-laws or operating agreement of Holdings or any Loan Party, as applicable, in any respect that would reasonably be expected to have a Material Adverse Effect and (b) will not result in, or require, the creation or imposition of any Lien (other than the Liens permitted by subsection 7.3 of the Credit Agreement) on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

c. Governmental Consent. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of Holdings or any Loan Party in connection with the execution, delivery, performance, validity or enforceability of the Amendment, except for consents, authorizations, notices and filings which the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect.

d. Binding Obligation. This Amendment has been duly executed and delivered by Holdings and each Loan Party. This Amendment constitutes a legal, valid and binding obligation of Holdings and each Loan Party enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

e. Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties contained in Section 4 of the Credit Agreement as amended by this Amendment (the “Amended Agreement”) are and will be true and correct in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date (except that such materiality qualified shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof).

f. Absence of Default. No Default or Event of Default has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment.

SECTION IV. ACKNOWLEDGMENT AND CONSENT

Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each Guarantor hereby confirms that each Loan Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents the payment and performance of all “Obligations” under each of the Loan Documents to which is a party (in each case as such terms are defined in the applicable Loan Document).

Each Guarantor acknowledges and agrees that any of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Guarantor represents and warrants that all representations and warranties contained in the Amended Agreement and the Loan Documents to which it is a party or otherwise bound are true and correct in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date (except that such materiality qualified shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof).

Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.

SECTION V. MISCELLANEOUS

a. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i) On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

(ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii) This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and shall be administered and construed pursuant to the terms of the Credit Agreement.

(iv) The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Loan Documents.

b. Headings. Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

c. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

d. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

SIRVA WORLDWIDE, INC., as Borrower

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Senior Vice President, Treasurer

SIRVA, INC., as Holdings

By:	/s/ Douglas V. Gathany
Name: Douglas V. Gathany
Title: Senior Vice President, Treasurer

SIRVA — First Amendment to Credit Agreement

A Five Star Forwarding, LLC	GUARANTORS
A Relocation Solutions Management, LLC
A Three Rivers Forwarding, LLC	By:	/s/ Douglas V. Gathany
A.V.L. Transportation, LLC		Name: Douglas V. Gathany
Alaska USA Van Lines, LLC		Title: Treasurer
Alliance Relocation Services, LLC
Allied Alliance Forwarding, LLC
Allied Continental Forwarding, LLC
Allied Domestic Forwarding, LLC
Allied Freight Forwarding, LLC
Allied Intermodal Forwarding, LLC
Allied International N.A., Inc.
Allied Interstate Transportation, Inc.
Allied Transcontinental Forwarding, LLC
Allied Transportation Forwarding, LLC
Allied Van Lines Terminal Company
Allied Van Lines, Inc.
Allied Van Lines, Inc. of Indiana
Americas Quality Van Lines, LLC
Anaheim Moving Systems, LLC
Cartwright Moving & Storage, LLC
Cartwright Van Lines, LLC
City Storage & Transfer, Inc.
DJK Residential LLC
Federal Traffic Service, LLC
Fleet Insurance Management, Inc.
Global Van Lines, LLC
Global Worldwide, LLC
J.D.C. International, Inc.
Lyon Van Lines, LLC
Lyon Worldwide Shipping, LLC
Meridian Mobility Resources, Inc.
Move Management Services, Inc.
NACAL, LLC
Nor Am Forwarding, LLC
North American Forwarding, LLC
North American International N.A., Inc.
North American Van Lines of Texas, LLC
North American Van Lines, Inc.
Relocation Risk Solutions, LLC
SIRV A Acquisition, Inc.
SIRV A Container Lines, Inc.
SIRV A Global Relocation, Inc.
SIRV A Imaging Solutions, Inc.
SIRV A MLS, Inc.
SIRVA Move Management, Inc.
SIRV A Relocation LLC
SIRVA Relocation Properties, LLC
SIRVA Settlement of Alabama, LLC
SIRVA Settlement, Inc.
Trident Transport International, Inc.

SIRVA — First Amendment to Credit Agreement

GOLDMAN SACHS BANK USA, as Administrative Agent and Collateral Agent

By:	/s/ Douglas Tansey
Authorized Signatory

SIRVA — First Amendment to Credit Agreement